Exhibit 99.1

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:
Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660
Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. REPORTS SECOND QUARTER 2008 EARNINGS
          Rockland, Massachusetts (July 17, 2008). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $8.1 million and diluted earnings per share of $0.50 for the quarter ending June 30, 2008. This represents an increase of $0.10, or 25.0%, on a per share basis, from the $0.40 diluted earnings per share recorded in the same quarter a year ago. Net income for the quarter increased $2.4 million as compared to the same period last year. For the six months ended June 30, 2008, net income was $14.4 million and diluted earnings per share were $0.94, an increase of $2.1 million, or $0.08 per diluted share, as compared to net income of $12.3 million and diluted earnings per share of $0.86 for the six months ended June 30, 2007.
          Certain non-core items are included in the computation of earnings in accordance with United States of America generally accepted accounting principles (“GAAP”) in both 2008 and 2007 as indicated by the table below. In an effort to provide investors with information regarding the Company’s results, the Company has disclosed the following non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.

Dollars in Thousands, Except Per Share Data	Three Months Ending
	June 30,
RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION	2008	2007	$ Variance	% Variance
NET INCOME (GAAP)	$8,120	$5,714	$2,406	42.1%
Net Interest Income Components
Add — Write-Off of Debt Issuance Cost, net of tax	—	590	(590)	n/a
Non-Interest Expense Components
Add — Merger & Acquisition Expenses, net of tax	244	—	244	n/a
Add — Litigation Reserve, net of tax	—	885	(885)	n/a

NET OPERATING EARNINGS (NON-GAAP)	$8,364	$7,189	$1,175	16.3%

Diluted Operating Earnings Per Share	$0.51	$0.51	$0.00	0.0%

Dollars in Thousands, Except Per Share Data	Six Months Ending
	June 30,
RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION	2008	2007	$ Variance	% Variance
NET INCOME (GAAP)	$14,428	$12,339	$2,089	16.9%
Net Interest Income Components
Add — Write-Off of Debt Issuance Cost, net of tax	—	590	(590)	n/a
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	396	—	396	n/a
Non-Interest Expense Components
Add — Executive Early Retirement Costs, net of tax	—	264	(264)	n/a
Add — Merger & Acquisition Expenses, net of tax	728	—	728	n/a
Add — Litigation Reserve, net of tax	—	885	(885)	n/a
Less — WorldCom Bond Loss Recovery, net of tax	(272)	—	(272)	n/a

NET OPERATING EARNINGS (NON-GAAP)	$15,280	$14,078	$1,202	8.5%

Diluted Operating Earnings Per Share	$1.00	$0.98	$0.02	2.0%

          Net operating earnings were $8.4 million, or $0.51 on a per diluted share basis, for the three months ending June 30, 2008 compared to net operating earnings and diluted earnings per share for the three months ended June 30, 2007 of $7.2 million and $0.51, respectively, which represents an increase of $1.2 million, or 16.3%. Net operating earnings were $15.3 million, or $1.00 on a per diluted share basis, for the six months ending June 30, 2008 compared to net operating earnings and diluted earnings per share for the six months ended June 30, 2007 of $14.1 million and $0.98, respectively, which represents an increase of $1.2 million, or $0.02 per diluted share.
          Comparing the three months ending June 30, 2008 to the same period last year, net interest income increased $6.7 million, or 28.4%. For the six months ended June 30, 2008, net interest income increased $8.4 million, or 17.8%, from the year ago period, due to the acquisition of Slade’s Ferry Bancorp. (“Slades”) in the first quarter of this year and organic growth. In April 2007, the Company wrote-off approximately $907,000 of unamortized issuance costs related to the refinancing of $25.0 million of Trust Preferred securities. Excluding the write-off of the debt issuance costs, net interest income increased $5.7 million and $7.5 million from the comparative three and six month periods in 2007, respectively. The net interest margin for the three and six month periods ended June 30, 2008 was 4.01% and 3.96%, respectively. The net interest margin was 4.00% and 3.91% for the three and six months ended June 30, 2007, which excludes the write-off of the aforementioned debt issuance costs. See the tables below for reconciliations of net interest income and the net interest margin as adjusted:

	Three Months Ended		Six Months Ended
Dollars in Thousands	June 30,		June 30,
	2008	2007	2008	2007
Net Interest Income GAAP	$30,087	$23,433	$55,853	$47,421
Add — Write-Off of Debt Issuance Cost	—	907	—	907

Net Interest Income as Adjusted	$30,087	$24,340	$55,853	$48,328

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net Interest Margin GAAP	4.01%	3.85%	3.96%	3.84%
Add — Write-Off of Debt Issuance Cost	—	0.15%	—	0.07%

Net Interest Margin as Adjusted	4.01%	4.00%	3.96%	3.91%

          The Company’s allowance for loan losses as a percentage of loans was 1.29% at June 30, 2008, 1.29% at March 31, 2008 and 1.35% June 30, 2007. The provision for loan losses was $1.9 million and $3.2 million for the quarter and six months ended June 30, 2008 compared to $584,000 and $1.5 million for the year ago comparative periods. Net charge-offs were $1.3 million and $2.4 million for the three and six month periods of 2008 as compared to $748,000 and $1.6 million for the three and six month periods of 2007.
          Non-interest income increased by $1.5 million, or 18.3%, and by $1.9 million, or 12.1%, during the three and six months ended June 30, 2008, respectively, as compared to the same periods in the prior year. Excluding the net losses on sale of securities during the six months ended June 30, 2008, non-interest income grew by $2.5 million, or 16.0%, when compared to the six months ended June 30, 2007. See the table below for a reconciliation of non-interest income as adjusted:

	Three Months Ended
	June 30,
	2008	2007	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Income GAAP	$9,512	$8,039	$1,473	18.3%
Add — Net Loss on Sale of Securities	—	—	—	n/a

Non-Interest Income as Adjusted	$9,512	$8,039	$1,473	18.3%

	Six Months Ended
	June 30,
	2008	2007	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Income GAAP	$17,750	$15,832	$1,918	12.1%
Add — Net Loss on Sale of Securities	609	—	609	n/a

Non-Interest Income as Adjusted	$18,359	$15,832	$2,527	16.0%

The change in non-interest income is attributable to the following:
➢	Service charges on deposit accounts increased by $432,000, or 12.2%, and by $657,000, or 9.5% for the three and six months ended June 30, 2008, as compared to the same periods in 2007, primarily due to the Slades acquisition.

➢	Wealth management revenue increased by $934,000, or 42.8%, and $1.8 million, or 45.0%, for the three and six months ended June 30, 2008, as compared to the same periods in 2007. Assets under management at June 30, 2008 were $1.3 billion, an increase of $355.5 million, or 39.7%, as compared to June 30, 2007. On November 1, 2007 Rockland Trust completed its acquisition of assets from the Lincoln, Rhode Island-based O’Connell Investment Services, Inc. The closing of this transaction added approximately $200 million to assets under management.

➢	Mortgage banking income increased by $140,000, or 17.1%, and $479,000, or 30.1%, for the three and six months ended June 30, 2008, as compared to the same periods in 2007. The balance of the mortgage servicing asset was $2.0 million and loans serviced amounted to $259.3 million as of June 30, 2008, as compared to a mortgage servicing asset balance of $2.3 million and loans serviced amounting to $270.5 million at June 30, 2007.

➢	There were no gains or losses on the sale of securities during the second quarter of 2008. There was a net loss on the sale of securities of $609,000 during the first quarter of 2008. Of this loss, $742,000 is associated with the sale of the majority of the Slades securities portfolio, which was offset by gains on the sale of agency securities recorded in the quarter. There were no gains or losses on the sale of securities during the first six months of 2007.

➢	Other non-interest income decreased by $243,000, or (22.5%), and $648,000, or (27.1%), for the three and six months ended June 30, 2008, as compared to the same period in 2007. The decrease year-to-date is primarily attributable to declines in 1031 exchange income, which is due to the slowdown in national commercial real estate markets, and trading asset losses.

          Non-interest expense increased by $3.3 million, or 14.2%, and by $5.9 million, or 13.1%, for the three and six months ended June 30, 2008, as compared to the same periods in 2007. When adjusting the three and six month periods for the items listed below, non-interest expense increased $4.3 million, or 19.5%, and $6.9 million, or 16.2%, respectively, as compared to the same periods in 2007. See the table below for a reconciliation of non-interest expense as adjusted:

	Three Months Ended
	June 30,
	2008	2007	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Expense GAAP	$26,562	$23,266	$3,296	14.2%
Less — Merger & Acquisition Expenses	(376)	—	(376)	n/a
Less — Litigation Reserve	—	(1,361)	1,361	n/a

Non-Interest Expense as Adjusted	$26,186	$21,905	$4,281	19.5%

	Six Months Ended
	June 30,
	2008	2007	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Expense GAAP	$50,594	$44,719	$5,875	13.1%
Less — Executive Early Retirement Costs	—	(406)	406	n/a
Less — Merger & Acquisition Expenses	(1,120)	—	(1,120)	n/a
Less — Litigation Reserve	—	(1,361)	1,361	n/a
Add — WorldCom Bond Loss Recovery	418	—	418	n/a

Non-Interest Expense as Adjusted	$49,892	$42,952	$6,940	16.2%

➢	Salaries and employee benefits increased by $1.9 million, or 14.9%, and $2.9 million, or 11.2%, for the three and six months ended June 30, 2008, as compared to the same periods in 2007. The increase in salaries and benefits is attributable to the Slades acquisition in the first quarter of 2008, annual merit increases, incentive programs, and the O’Connell acquisition in the fourth quarter of 2007.

➢	Occupancy and equipment expense increased by $628,000, or 24.1%, and $977,000, or 18.9%, for the three and six month periods ending June 30, 2008, as compared to the same periods in 2007. The increase is mainly due to an increase in rent expense due to two new branch locations, increased cost for snow removal for the year-to-date period, utility costs for the quarter-to-date period, and the effects of the Slades acquisition.

➢	Data processing and facilities management expense increased by $219,000, or 18.2%, and $415,000, or 18.1%, for the three and six month periods ending June 30, 2008, as compared to the same periods in 2007. The increase is partially a result of new functionality as well as an increase in volume due, in part, to the Slades acquisition during the first quarter of 2008.

➢	Merger and acquisition related expenditures totaled $376,000 and $1.1 million, for the three and six month periods ending June 30, 2008, associated with the Slades acquisition in March 2008.

➢	Other non-interest expense increased by $141,000, or 2.2%, and $441,000, or 4.0%, for the three and six month periods ending June 30, 2008, as compared to the same periods in 2007. The increase in the six-month period is primarily attributable to advertising expenses of $358,000, consulting fees of $218,000, and the amortization of intangible assets of $607,000, partially offset by a recovery on the WorldCom bond loss of $418,000.
     The Company’s effective tax rate was 27% and 25% for the three months ended June 30, 2008 and 2007, respectively.
     Total assets increased by $619.0 million, or 22.4%, to $3.4 billion at June 30, 2008 as compared to December 31, 2007. This increase is primarily a result of the closing of the Slades acquisition during the first quarter of 2008.
➢	Securities decreased by $18.9 million, or (3.7%), during the six months ended June 30, 2008, primarily due to the sale of approximately $50 million in Government Sponsored Entities’ securities resulting in a gain of $133,000 in January 2008. In addition, the Company sold the majority of Slades investment portfolio during the first quarter incurring a loss of $742,000. The ratio of securities to total assets as of June 30, 2008 was 14.4%, compared to 18.3% at December 31, 2007. The Company does not own any equity or debt issued by either the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

➢	Total loans grew by $532.3 million, or 26.1%, during the six months ended June 30, 2008. The Slades acquisition added $471.2 million in loan growth, as shown in the following table:

	June 30,	December 31,	Slades	Organic
	2008	2007	Acquisition	Growth/(Loss)
	(Dollars in Thousands)
Loans
Commercial and Commercial Real Estate Loans	$1,494,659	$1,121,310	$316,081	$57,268
Business Banking	86,430	69,977	—	16,453
Residential Real Estate	435,767	341,090	114,432	(19,755)
Consumer — Home Equity	374,580	308,744	38,723	27,113
Consumer — Other	183,829	201,831	2,009	(20,011)

Total Loans	$2,575,265	$2,042,952	$471,245	$61,068

Excluding the Slades acquisition, organic loan growth achieved in the first six months of 2008 amounted to $61.1 million, or 6.0% on an annualized basis, and was concentrated in the commercial and home equity lending categories, while the residential real estate and consumer (primarily indirect automobile lending) categories were reduced. Total commercial loans (including business banking) following the Slades acquisition now represent 61.4% of the total loan portfolio.

➢	During the second quarter of 2008, Rockland Trust completed a sale and leaseback transaction consisting of 17 branch properties and various individual office buildings. In total the Company sold and concurrently leased back $27.5 million in land and buildings with associated accumulated depreciation of $9.3 million. Net proceeds were $32.2 million, resulting in a gain of $13.2 million, net of transaction costs of $753,000. The gain will be deferred and amortized ratably over the lease terms of the individual buildings, which are either 10 or 15 years, through rent expense as a part of occupancy and equipment. The Company anticipates that the transaction will be immediately accretive to 2008 earnings.
           Total deposits of $2.5 billion increased 22.1% at June 30, 2008 compared to $2.0 billion at December 31, 2007. Of the increase, $410.8 million is a result of the Slades acquisition. Excluding the impact of the acquisition, deposits grew at an annualized rate of 3.6%. See the table below regarding deposits derived from the Slades acquisition:

	June 30,	December 31,	Slades	Organic
	2008	2007	Acquisition	Growth/(Loss)
		(Dollars in Thousands)
Deposits
Demand Deposits	$564,060	$471,164	$74,584	$18,312
Savings and Interest Checking Accounts	696,457	587,474	119,908	(10,925)
Money Market	478,852	435,792	38,668	4,392
Time Certificates of Deposit	734,792	532,180	177,609	25,003

Total Deposits	$2,474,161	$2,026,610	$410,769	$36,782

           Borrowings increased by $73.1 million, or 14.5%, during the six months ending June 30, 2008, compared to December 31, 2007, attributable to the Slades acquisition and organic loan growth.
          The Company reported a return on average assets and a return on average equity in the second quarter of 2008 of 0.97% and 10.70%, respectively, as compared to 0.85% and 10.44% for the same periods in 2007. Operating return on average assets and return on average equity in the second quarter of 2008 was 1.00% and 11.02%, respectively, as compared to 1.07% and 13.13% for the same periods in 2007.
          Stockholders’ equity at June 30, 2008 totaled $301.1 million, as compared to $220.5 million at December 31, 2007. The Tier 1 leverage capital ratio at June 30, 2008 was 7.70%, maintaining the Company’s well-capitalized position.
          At June 30, 2008, the balance of goodwill was $116.6 million and other intangible assets, primarily core deposit intangibles, were $10.3 million. The amount of goodwill and core deposit intangible assets derived from the Slades acquisition was $58.1 million and $9.0 million, respectively.
          The allowance for loan losses was $33.2 million at June 30, 2008 and $26.8 million at December 31, 2007. The majority of the increase in allowance for loan losses is due to the Slades acquisition. Nonperforming assets totaled $12.1 million at June 30, 2008, or 0.36% of total assets, as compared to $11.9 million reported at March 31, 2008, or 0.36% of total assets, and $8.3 million reported at December 31, 2007, or 0.30% of total assets.

          Christopher Oddleifson, President and Chief Executive Officer, and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss second quarter earnings at 9:00 a.m. Eastern Time on Friday, July 18, 2008. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-800-860-2442 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Passcode: 420819. The web cast replay will be available until July 18, 2009 and the telephone replay will be available until July 25, 2008.
          Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has approximately $3.4 billion in assets. Rockland Trust offers commercial banking, retail banking, investment management, and insurance sales services from: 63 retail branches, 9 commercial lending centers, and 5 mortgage origination offices located throughout southeastern Massachusetts and on Cape Cod; and, from 4 investment management offices located throughout southeastern Massachusetts, on Cape Cod, and in Rhode Island. To find out more about the products and services available at Rockland Trust, please visit https://www.RocklandTrust.com.
          This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.
          This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These non-GAAP measures may exclude significant gains or losses that are unusual in nature, such as securities losses. Because these gains and losses and their impact on the Company’s performance are difficult to predict, management believes that presentations of adjusted financial measures excluding the impact of these gains and losses provide useful information that is essential to a proper understanding of the operating results of the Company. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
 (Unaudited — Dollars in Thousands)

						March 31, 2008 vs.
CONSOLIDATED BALANCE SHEETS	June 30,	December 31,	$	%	March 31,	June 30, 2008%
	2008	2007	Variance	Change	2008	Variance	Change
Assets
Cash and Due From Banks	$89,719	$67,416	22,303	33.08%	$80,598	$9,121	11.32%
Fed Funds Sold and Short Term Investments	100	—	—	—	—	100	n/a
Securities
Trading Assets	3,185	1,687	1,498	88.80%	3,305	(120)	-3.63%
Securities Available for Sale	426,894	444,258	(17,364)	-3.91%	419,491	7,403	1.76%
Securities Held to Maturity	33,895	45,265	(11,370)	-25.12%	39,335	(5,440)	-13.83%
Federal Home Loan Bank Stock	24,603	16,260	8,343	51.31%	24,603	—	0.00%

Total Securities	488,577	507,470	(18,893)	-3.72%	486,734	1,843	0.38%

Loans
Commercial and Industrial	261,384	190,522	70,862	37.19%	259,430	1,954	0.75%
Commercial Real Estate	1,062,902	797,416	265,486	33.29%	1,030,085	32,817	3.19%
Commercial Construction	170,373	133,372	37,001	27.74%	163,785	6,588	4.02%
Business Banking	86,430	69,977	16,453	23.51%	73,853	12,577	17.03%
Residential Real Estate	417,304	323,847	93,457	28.86%	426,674	(9,370)	-2.20%
Residential Construction	9,292	6,115	3,177	51.95%	7,622	1,670	21.91%
Residential Loans Held for Sale	9,171	11,128	(1,957)	-17.59%	15,577	(6,406)	-41.12%
Consumer — Home Equity	374,580	308,744	65,836	21.32%	355,367	19,213	5.41%
Consumer — Auto	141,046	156,006	(14,960)	-9.59%	147,232	(6,186)	-4.20%
Consumer — Other	42,783	45,825	(3,042)	-6.64%	44,317	(1,534)	-3.46%

Total Loans	2,575,265	2,042,952	532,313	26.06%	2,523,942	51,323	2.03%
Less — Allowance for Loan Losses	(33,231)	(26,831)	(6,400)	23.85%	(32,609)	(622)	1.91%

Net Loans	2,542,034	2,016,121	525,913	26.09%	2,491,333	50,701	2.04%

Bank Premises and Equipment	34,749	39,085	(4,336)	-11.09%	51,559	(16,810)	-32.60%
Goodwill and Core Deposit Intangible	126,914	60,411	66,503	110.08%	127,391	(477)	-0.37%
Other Assets	104,981	77,910	27,071	34.75%	92,616	12,365	13.35%

Total Assets	$3,387,074	$2,768,413	618,661	22.35%	$3,330,231	$56,843	1.71%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$564,060	$471,164	92,896	19.72%	$549,581	$14,479	2.63%
Savings and Interest Checking Accounts	696,457	587,474	108,983	18.55%	686,808	9,649	1.40%
Money Market	478,852	435,792	43,060	9.88%	484,634	(5,782)	-1.19%
Time Certificates of Deposit	734,792	532,180	202,612	38.07%	735,922	(1,130)	-0.15%

Total Deposits	2,474,161	2,026,610	447,551	22.08%	2,456,945	17,216	0.70%

Borrowings
Federal Home Loan Bank Borrowings	357,949	311,125	46,824	15.05%	332,105	25,844	7.78%
Fed Funds Purchased and Assets Sold Under Repurchase Agreements	157,114	138,603	18,511	13.36%	138,633	18,481	13.33%
Junior Subordinated Debentures	61,857	51,547	10,310	20.00%	61,857	—	0.00%
Other Borrowings	495	3,069	(2,574)	-83.87%	10,516	(10,021)	-95.29%

Total Borrowings	577,415	504,344	73,071	14.49%	543,111	34,304	6.32%

Total Deposits and Borrowings	3,051,576	2,530,954	520,622	20.57%	3,000,056	51,520	1.72%
Other Liabilities	34,381	16,994	17,387	102.31%	29,518	4,863	16.47%
Stockholders’ Equity	301,117	220,465	80,652	36.58%	300,657	460	0.15%

Total Liabilities and Stockholders’ Equity	$3,387,074	$2,768,413	618,661	22.35%	$3,330,231	$56,843	1.71%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
 (Unaudited — Dollars in Thousands, Except Per Share Data)

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended				Six Months Ended
	June 30,		$	%	June 30,		$	%
	2008	2007	Variance	Change	2008	2007	Variance	Change

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$15	$289	$(274)	-94.81%	$35	$733	$(698)	-95.23%
Interest and Dividends on Securities	5,883	5,526	357	6.46%	11,775	11,506	269	2.34%
Interest on Loans	38,657	33,788	4,869	14.41%	73,825	67,487	6,338	9.39%

Total Interest Income	44,555	39,603	4,952	12.50%	85,635	79,726	5,909	7.41%

INTEREST EXPENSE
Interest on Deposits	9,539	10,816	(1,277)	-11.81%	19,854	21,910	(2,056)	-9.38%
Interest on Borrowed Funds	4,929	5,354	(425)	-7.94%	9,928	10,395	(467)	-4.49%

Total Interest Expense	14,468	16,170	(1,702)	-10.53%	29,782	32,305	(2,523)	-7.81%

Net Interest Income	30,087	23,433	6,654	28.40%	55,853	47,421	8,432	17.78%
Less — Provision for Loan Losses	1,902	584	1,318	225.68%	3,245	1,475	1,770	120.00%

Net Interest Income after Provision for Loan Losses	28,185	22,849	5,336	23.35%	52,608	45,946	6,662	14.50%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,963	3,531	432	12.23%	7,598	6,941	657	9.47%
Wealth Management	3,114	2,180	934	42.84%	5,790	3,994	1,796	44.97%
Mortgage Banking Income	960	820	140	17.07%	2,073	1,594	479	30.05%
BOLI Income	637	427	210	49.18%	1,158	915	243	26.56%
Net Loss on Sale of Securities	—	—	—	n/a	(609)	—	(609)	n/a
Other Non-Interest Income	838	1,081	(243)	-22.48%	1,740	2,388	(648)	-27.14%

Total Non-Interest Income	9,512	8,039	1,473	18.32%	17,750	15,832	1,918	12.11%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	14,945	13,013	1,932	14.85%	29,088	26,166	2,922	11.17%
Occupancy and Equipment Expenses	3,235	2,607	628	24.09%	6,138	5,161	977	18.93%
Data Processing and Facilities Management	1,421	1,202	219	18.22%	2,705	2,290	415	18.12%
Merger & Acquisition Expense	376	—	376	n/a	1,120	—	1,120	n/a
WorldCom Bond Loss Recovery	—	—	—	—	(418)	—	(418)	n/a
Other Non-Interest Expense	6,585	6,444	141	2.19%	11,961	11,102	859	7.74%

Total Non-Interest Expense	26,562	23,266	3,296	14.17%	50,594	44,719	5,875	13.14%

INCOME BEFORE INCOME TAXES	11,135	7,622	3,513	46.09%	19,764	17,059	2,705	15.86%

PROVISION FOR INCOME TAXES	3,015	1,908	1,107	58.02%	5,336	4,720	616	13.05%

NET INCOME	$8,120	$5,714	$2,406	42.11%	$14,428	$12,339	$2,089	16.93%

BASIC EARNINGS PER SHARE	$0.50	$0.41		21.95%	$0.95	$0.86		10.47%
DILUTED EARNINGS PER SHARE	$0.50	$0.40		25.00%	$0.94	$0.86		9.30%
BASIC AVERAGE SHARES	16,268,009	14,101,468		15.36%	15,193,327	14,282,226		6.38%
DILUTED AVERAGE SHARES	16,346,749	14,231,264		14.87%	15,269,941	14,428,323		5.83%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	4.01%	3.85%		4.16%	3.96%	3.84%		3.13%
Return on Average Assets	0.97%	0.85%		14.12%	0.92%	0.91%		1.10%
Return on Average Equity	10.70%	10.44%		2.49%	10.39%	11.09%		-6.31%

RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$8,120	$5,714	$2,406	42.11%	$14,428	$12,339	$2,089	16.93%
Net Interest Income Components
Add — Write-Off of Debt Issuance Cost, net of tax	—	590	(590)			590	(590)
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	—	—	—		396	—	396
Non-Interest Expense Components
Add — Executive Early Retirement Costs, net of tax	—	—	—		—	264	(264)
Add — Merger and Acquisition Expenses, net of tax	244	—	244		728	—	728
Add — Litigation Reserve, net of tax	—	885	(885)			885	(885)
Less — WorldCom Bond Loss Recovery, net of tax	—	—	—		(272)	—	(272)

NET OPERATING EARNINGS	$8,364	$7,189	$1,175	16.34%	$15,280	$14,078	$1,202	8.54%

Diluted Earnings Per Share, on an Operating Basis	$0.51	$0.51	$0.00	0.00%	$1.00	$0.98	$0.02	2.04%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION		Three Months Ended June 30,
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA		2008			2007
(Unaudited - Dollars in Thousands)			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$100	$754	$15	7.96%	$20,962	$289	5.51%
Securities:
Trading Assets	3,185	3,446	39	4.53%	1,647	9	2.19%
Taxable Investment Securities	446,303	444,807	5,370	4.83%	418,893	4,975	4.75%
Non-taxable Investment Securities (1)	39,089	41,722	730	7.00%	51,893	834	6.43%

Total Securities:	488,577	489,975	6,139	5.01%	472,433	5,818	4.93%

Loans (1)	2,575,265	2,550,066	38,768	6.08%	1,987,156	33,911	6.83%
Total Interest-Earning Assets	$3,063,942	$3,040,795	$44,922	5.91%	$2,480,551	$40,018	6.45%

Cash and Due from Banks	89,719	67,974			60,949
Other Assets	233,413	228,548			148,885

Total Assets	$3,387,074	$3,337,317			$2,690,385

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$696,457	$691,150	$1,493	0.86%	$580,449	$1,994	1.37%
Money Market	478,852	482,638	2,124	1.76%	467,846	3,509	3.00%
Time Deposits	734,792	739,389	5,922	3.20%	522,282	5,313	4.07%

Total interest-bearing deposits:	1,910,101	1,913,177	9,539	1.99%	1,570,577	10,816	2.75%
Borrowings:
Federal Home Loan Bank Borrowings	$357,949	$330,881	$2,762	3.34%	$238,246	$2,668	4.48%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	157,114	144,012	1,116	3.10%	99,300	733	2.95%
Junior Subordinated Debentures	61,857	61,857	989	6.40%	59,760	1,935	12.95%
Other Borrowings	495	10,757	62	2.31%	997	18	7.22%

Total Borrowings:	577,415	547,507	4,929	3.60%	398,303	5,354	5.38%

Total Interest-Bearing Liabilities	$2,487,516	$2,460,684	$14,468	2.35%	$1,968,880	$16,170	3.29%

Demand Deposits	564,060	547,048			488,571

Other Liabilities	34,381	26,098			13,908

Total Liabilities	$3,085,957	$3,033,830			$2,471,359
Stockholders’ Equity	301,117	303,487			219,026

Total Liabilities and Stockholders’ Equity	$3,387,074	$3,337,317			$2,690,385

Net Interest Income			$30,454			$23,848

Interest Rate Spread (2)				3.56%			3.16%

Net Interest Margin (3)				4.01%			3.85%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,474,161	$2,460,225	$9,539		$2,059,148	$10,816
Cost of Total Deposits				1.55%			2.10%
Total Funding Liabilities, including Demand Deposits	$3,051,576	$3,007,732	$14,468		$2,457,451	$16,170
Cost of Total Funding Liabilities				1.92%			2.63%
(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $367 and $415 for the three months ended June 30, 2008 and 2007, respectively.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION		Six Months Ended June 30,
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA		2008			2007
(Unaudited - Dollars in Thousands)			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$100	$689	$35	10.16%	$27,265	$733	5.38%
Securities:
Trading Assets	3,185	3,012	66	4.38%	1,669	23	2.76%
Taxable Investment Securities	446,303	434,295	10,756	4.95%	433,625	10,377	4.79%
Non-taxable Investment Securities (1)	39,089	43,778	1,466	6.70%	52,722	1,701	6.45%

Total Securities:	488,577	481,085	12,288	5.11%	488,016	12,101	4.96%
Loans (1)	2,575,265	2,378,702	74,053	6.23%	1,995,143	67,727	6.79%

Total Interest-Earning Assets	$3,063,942	$2,860,476	$86,376	6.04%	$2,510,424	$80,561	6.42%

Cash and Due from Banks	89,719	64,286			60,142
Other Assets	233,413	199,438			148,565

Total Assets	$3,387,074	$3,124,200			$2,719,131

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$696,457	$643,469	$3,084	0.96%	$576,067	$3,794	1.32%
Money Market	478,852	474,349	4,702	1.98%	468,603	7,049	3.01%
Time Deposits	734,792	673,394	12,068	3.58%	540,289	11,067	4.10%

Total interest-bearing deposits:	1,910,101	1,791,212	19,854	2.22%	1,584,959	21,910	2.76%
Borrowings:
Federal Home Loan Bank Borrowings	$357,949	$315,730	$5,704	3.61%	$245,471	$5,459	4.45%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	157,114	141,644	2,270	3.21%	102,483	1,585	3.09%
Junior Subordinated Debentures	61,857	58,458	1,848	6.32%	68,492	3,326	9.71%
Other Borrowings	495	7,597	106	2.79%	792	25	6.31%

Total Borrowings:	577,415	523,429	9,928	3.79%	417,238	10,395	4.98%

Total Interest-Bearing Liabilities	$2,487,516	$2,314,641	$29,782	2.57%	$2,002,197	$32,305	3.23%

Demand Deposits	564,060	511,033			480,671

Other Liabilities	34,381	20,785			13,831

Total Liabilities	$3,085,957	$2,846,459			$2,496,699
Stockholders’ Equity	301,117	277,741			222,432

Total Liabilities and Stockholders’ Equity	$3,387,074	$3,124,200			$2,719,131

Net Interest Income			$56,594			$48,256

Interest Rate Spread (2)				3.47%			3.19%

Net Interest Margin (3)				3.96%			3.84%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,474,161	$2,302,245	$19,854		$2,065,630	$21,910
Cost of Total Deposits				1.72%			2.12%
Total Funding Liabilities, including Demand Deposits	$3,051,576	$2,825,674	$29,782		$2,482,868	$32,305
Cost of Total Funding Liabilities				2.11%			2.60%
(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $741 for the six months ended June 30, 2008 and $835 for the six months ended June 30, 2007.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	June 30,	December 31,	June 30,
	2008	2007	2007
	(Dollars in Thousands, Except Per Share Data)
Asset Quality
Nonperforming Loans
Commercial & Industrial Loans	$403	$306	$301
Business Banking Loans	935	439	343
Commercial Real Estate Loans	2,263	2,568	2,013
Residential Real Estate Loans	4,460	2,380	1,927
Installment Loans — Home Equity	1,380	872	373
Installment Loans — Auto	934	833	810
Installment Loans — Other	290	246	91

Total Nonperforming Loans	10,665	7,644	5,858

Other Real Estate Owned	1,393	681	305
Nonperforming Assets	$12,058	$8,325	$6,163

Net charge-offs (year to date)	$2,369	$3,114	$1,639
Net charge-offs to average loans (annualized)	0.19%	0.16%	0.16%

Nonperforming Loans/Gross Loans	0.41%	0.37%	0.30%
Allowance for Loan Losses/Nonperforming Loans	311.59%	351.01%	454.93%
Loans/Total Deposits	104.09%	100.81%	96.53%
Allowance for Loan Losses/Total Loans	1.29%	1.31%	1.35%

Financial Ratios
Book Value per Share	$18.51	$16.04	$15.25
Tangible Capital/Tangible Asset	5.34%	5.91%	5.91%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	5.79%	6.45%	6.47%
Tangible Book Value per Share	$10.71	$11.64	$11.05
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$11.60	$12.70	$12.09

Capital Adequacy
Tier one leverage capital ratio (1)	7.70%	8.02%	7.94%
(1)	Estimated number for June 30, 2008
Certain amounts in prior year financial statement have been reclassified to conform to the current year’s presentation.